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                        1838 BOND-DEBENTURE TRADING FUND

                          NOMINATING COMMITTEE CHARTER
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I. BASIC FUNCTION AND PURPOSE

         A. The role of the Nominating Committee is to:
            -------------------------------------------

            1. recommend, for the Board's selection, nominees for director;

            2. identify qualified individuals to become members of the Board;
               and

            3. assist the Board in determining the structure, composition and size of the Board and its committees.

II. ORGANIZATION

         A. Membership
            ----------

            The Nominating Committee (the "Committee") of the Board of Directors (the "Board") of 1838 Bond-Debenture Trading Fund shall consist of at least two directors who are "independent directors", and each of whom is not an "interested person" as such term is defined in the Investment Company Act of 1940.

            The Board shall determine membership on the Committee. If a Chairman of the Committee is not elected by the full Board, the members of the Committee shall designate a Chairman of the Committee by majority vote of the full Committee. A Secretary of a Committee meeting may be selected by the Chairman of the Committee. Should any member of the Committee cease to be independent, such member shall immediately resign his or her membership on the Committee. The Board may remove a member of the Committee in its discretion.

         B. Meetings
            --------

            The Committee shall meet at least once each year. Additional meetings may be scheduled as needed and may be called by the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Minutes shall be recorded by the Secretary of the Committee meeting appointed by the Chairman. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act by unanimous written consent without a meeting.

III. RESPONSIBILITIES

         A. The Responsibilities of the Nominating Committee are:
            -----------------------------------------------------

            o Review, advise, and make recommendations to the Board with respect to (i) the range of skills and expertise which should be represented on the Board and its committees and the eligibility


                                  Exhibit A-1

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               criteria for Board and committee membership in accordance with the "federal securities laws"(1); (ii) the general responsibilities and functions of the Board and its members;
               (iii) the organization, structure, size and composition of the Board; (iv) the organization and responsibilities of appropriate committees of the Board and of Board appointed committees; and
               (v) the recommendations of management concerning compensation of Directors for service on the Board and its committees;

            o determine a desirable balance of expertise among Board members, seek out possible candidates to fill Board positions, and aid in attracting qualified candidates to the Board;

            o  recommend to the Board nominees to fill vacancies on the Board;

            o  review and monitor the orientation of new Board members;

            o  recommend membership on Board committees;

            o lead the Board in an annual performance review of the Board and its committees;

            o monitor and review at least annually the performance of the officers of the Fund; and

            o perform such other functions as may be referred to the Committee by the full Board.

         B. In the performance of the responsibilities set forth above, the Committee may:
            ---------------------------------------------------------------

            o retain and terminate a search firm to be used to identify director candidates, including sole authority to approve such search firms, fees and other retention terms;

            o delegate any of its responsibilities to subcommittees or individuals as the Committee deems appropriate; and

            o obtain advice and assistance from fund counsel, accounting professionals or other advisers.

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        (1) For the purposes of these procedures, the "federal securities laws"
includes, but is not limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the 1940 Act, the Investment Advisers Act of 1940, Title V of the Gramm-Leach Bliley Act (privacy), any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act (anti-money laundering) and any rules adopted thereunder by the SEC or the Department of Treasury.

                                  Exhibit A-2

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IV. REPORTING RESPONSIBILITY

            Any action taken by the Committee shall be reported to the Board at the next Board meeting following such action. In addition, nomination matters may be discussed in executive session with the full Board during the course of the year.

Adopted by the Board on ____, 2004.



                                  Exhibit A-3
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                                   APPENDIX A

 STATEMENT OF POLICY ON CRITERIA FOR SELECTING DIRECTORS AND NOMINATION PROCESS
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         The Nominating Committee (the "Committee") has adopted this policy statement for purposes of any required disclosure under the federal securities laws.

         The Committee believes that all candidates for nomination as a director should meet the following minimum criteria:

         o Candidates must possess the ability to apply their good faith business judgment and must be in a position to properly exercise their duties of loyalty and care.

         o Candidates should exhibit proven leadership capabilities, high integrity and moral character, significant business experience and a high level of responsibility within their chosen fields.

         o Candidates should have the ability to grasp complex principles of business, finance, international transactions and the regulatory environment in which investment companies must operate.

         o Candidates should have the ability to read and understand basic financial statements.

         o In general, candidates will be preferred who hold an established senior or executive level position in business, finance, law, education, research or government.

         The Committee intends to follow the process outlined below in selecting director candidates for nomination by each Board:

         o In the case of new director candidates, the Committee will first determine whether the candidate must not be considered an "interested person" under the Investment Company Act, which determination will be based upon the Funds' charter and bylaws, applicable securities laws, the rules and regulations of the SEC, and the advice of counsel.

         o The Committee will then use its and management's network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

         o The Committee will then conduct a process of making a preliminary assessment of each candidate based upon the resume and biographical information, an indication of the individual's willingness to serve and other background information.

         o This information will be evaluated against the criteria set forth above and the specific needs of the Funds at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Funds may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates.



                                      A-1
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         o  On the basis of information learned during this process, the
            Committee will determine which nominee(s) to recommend to the Board for election at the appropriate Board or shareholder meeting.

Adopted by the Board of Directors on May __, 2004.




                                      A-2